Exhibit 99.2
March 9, 2007
Masco Corporation
21001 Van Born Road
Taylor, Michigan 48180

RE:	MASCO CORPORATION
REGISTRATION STATEMENTS ON FORM S-3
(REG. NO. 333-140970)
Dear Sirs:
     I have acted as your counsel in connection with the filing of the Registration Statement on Form S-3 (Reg. No. 333-140970) under the Securities Act of 1933, as amended (the “Act”), registering securities of Masco Corporation (the “Company”), including among other securities, debt securities, which registration statement has heretofore become effective. Such registration statement as amended and supplemented, including documents incorporated therein by reference, are herein referred to as the “Registration Statement.” I have also acted as your counsel in connection with the offering of $300,000,000 aggregate principal amount of the Company’s Floating Rate Notes Due 2010 and $300,000,000 aggregate principal amount of the Company’s 5.85% Notes Due 2017 (together, the “Securities”) in an underwritten public offering pursuant to an Underwriting Agreement dated as of the date hereof between the Company and the underwriters named therein. The Securities are to be issued under an Indenture dated as of February 12, 2001, as supplemented by the Supplemental Indenture dated as of November 30, 2006, between the Company and The Bank of New York Trust Company, N.A. (successor trustee under agreement originally with Bank One Trust Company, National Association), as Trustee (the “Indenture”). The prospectus dated February 28, 2007 and the prospectus supplement dated the date hereof relating to the Securities (the “Prospectus Supplement”) in the forms filed with the Commission pursuant to Rule 424 of the Act, including documents incorporated therein by reference, are herein referred to as the “Prospectus.”
     I, or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion, and I have participated in the preparation of the Registration Statement. Based upon the foregoing, I am of the opinion that:
     (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of
Delaware;
     (2) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company; and
     (3) The issuance of the Securities has been duly authorized by appropriate corporate action, and when the Securities have been duly executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, including the Prospectus, then the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture.

     I hereby consent to the filing of this opinion as Exhibit 99.2 to the Company’s Current Report on Form 8-K. I also consent to the reference to me under the caption “Legal Opinions” in the Prospectus.

Very truly yours,
/s/ John R. Leekley

John R. Leekley
Senior Vice President and General Counsel

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